UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units Representing Limited Partner Interests	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2019, Millennium Operations LLC (“Millennium”), a wholly-owned subsidiary of Cedar Fair, L.P. (“Cedar Fair”), Waterpark Management, Inc., Golden Seal Investments, Inc, Bad-Schloss, Inc., Liberty Partnership, Ltd., Henry Condo 1, Ltd., and Henry-Walnut, Ltd. (collectively, the “New Braunfels Sellers”); SVV I, LLC and KC Waterpark Management, LLC (collectively, the “Kansas City Sellers”); Galveston Island Water Park, L.P. and Galveston Waterpark Management, Inc. (collectively, the “Galveston Sellers” and with the New Braunfels Sellers and the Kansas City Sellers, the “Seller Parties”); Schlitterbahn Seller Rep, LLC; and Gary Henry and Jana Faber entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, and upon the terms and subject to the conditions thereof, Millennium has agreed to acquire certain assets and assume certain liabilities of the Seller Parties relating to two water parks and one resort in Texas – the Schlitterbahn Waterpark & Resort New Braunfels and the Schlitterbahn Waterpark Galveston – for a cash purchase price of $261.0 million, subject to certain working capital adjustments related to the timing of the closing. Additionally, Millennium has the right to acquire an additional property located in Kansas City, Kansas (the “Kansas City Property”) for a cash purchase price of $6.0 million. In the event that the Seller Parties do not deliver to Millennium within 120 days after entering into the Agreement a consent and an assumption agreement related to the Kansas City Property, each in form and substance satisfactory to Millennium in its sole discretion, Millennium may terminate its obligation to acquire the Kansas City Property.

The Agreement contains customary conditions, including, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the accuracy, to specified degrees, of representations and warranties and material compliance with covenants. The statements made in the representations and warranties in the Agreement were made for the purpose of allocating risk between the parties rather than establishing matters as facts and are subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specified date and may be subject to a contractual standard of materiality different from those generally applicable to investors.

Item 7.01	Regulation FD Disclosure.

On June 13, 2019, Cedar Fair, L.P. issued a news release announcing its entry into the Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and included by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit (99.1)	News release of Cedar Fair, L.P. dated June 13, 2019 (furnished herewith solely in relation to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By: Cedar Fair Management, Inc., General Partner

Date: June 13, 2019	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer